Exhibit (e)(28)

EXECUTION COPY

Gmarket Inc.

8th Floor, LIG Tower

649-11 Yeoksam-Dong

Gangnam-Gu

Seoul 135-912, Korea

As of May 22, 2009

Citibank, N.A. - ADR Department

388 Greenwich Street

New York, New York 10013

Restricted ADSs /2009 Tender Offer (Cusip # 38012G191)

Ladies and Gentlemen:

Reference is made to the Deposit Agreement, dated as of July 5, 2006 (the “Deposit Agreement”), by and among Gmarket Inc., a company organized and existing under the laws of the Republic of Korea (the “Company”), Citibank, N.A., a national banking association (“Citibank”) organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

eBay KTA (UK) Ltd. (the “Offeror”) is offering to purchase all outstanding common shares, par value, KRW100, per share (the “Shares”), and all outstanding ADSs, each representing one Share of the Company, at a price of U.S. $24.00 per Share or ADS (the “Offer Price”), net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2009 and in the related Letters of Transmittal (the “LT”), a copy of each is attached hereto as Exhibit A (which, together with any amendments or supplements hereto or thereto, collectively constitute the “Offer”). Certain affiliates of the Company listed on Exhibit B hereto (the “Affiliate Holders”) who hold Shares that constitute “Restricted Securities” desire to tender ADSs in the Offer. The Company desires to establish procedures to enable the Affiliate Holders to hold such Shares as Restricted ADSs. The Depositary is willing to accommodate the issuance of Restricted ADSs, provided that (a) the terms of deposit of the Restricted Securities neither (i) prejudices any substantial rights of existing Holders and Beneficial Owners of ADSs under the Deposit Agreement nor (ii) violates or conflicts with any law, rule or administrative position applicable to the ADSs, and (b) the terms of the Deposit Agreement are supplemented to establish procedures for the deposit of Restricted Securities by Affiliate Holders.

The purpose and intent of this Letter Agreement is to supplement the Deposit Agreement for the purpose of accommodating (i) the issuance of Restricted ADSs to the Affiliate Holders, (ii) the tender of the Restricted ADSs in the Offer, (iii) the sale or transfer of such Restricted ADSs, and (iv) certain ancillary transactions further described below solely in connection with the Offer. The Company and the Depositary agree that this Letter Agreement shall be filed as an exhibit to the Company’s next Registration Statement on Form F-6 filed in respect of the ADSs under the Securities Act, if any.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

1. Depositary Procedures. The Company hereby consents, under Section 2.3 of the Deposit Agreement to the deposit by Affiliate Holders of up to the number of Shares listed opposite each Affiliate Holder’s name on Exhibit B hereto (the “Restricted Shares”) and the issuance and delivery by the Depositary of the corresponding number of Restricted ADSs in respect thereof in the form of Uncertificated ADSs, upon the terms of Section 2.13 of the Deposit Agreement, as supplemented by this Letter Agreement, to the Affiliate Holders or their respective designees. The Restricted ADSs described in the immediately preceding sentence and the Restricted Shares represented thereby are referred to herein as the “Designated Restricted ADSs” and the “Designated Shares”, respectively.

In furtherance of the foregoing, the Company requests the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in Section 2.13 of the Deposit Agreement as supplemented by this Letter Agreement, to (i) establish procedures to enable (x) the deposit of the Designated Shares with the Custodian by the Affiliate Holders in order to enable the issuance by the Depositary to the Affiliate Holders of the Designated Restricted ADSs issued under the terms of this Letter Agreement upon deposit of the Designated Restricted Shares, and (y) the tender of the Designated Restricted ADSs in the Offer, the transfer of the Designated Restricted ADSs, the removal of the transfer and other restrictions with respect to Designated Restricted ADSs in order to create unrestricted ADSs, and the withdrawal of the Designated Shares, in each case upon the terms and conditions set forth in the Deposit Agreement as supplemented by the terms of this Letter Agreement, and (ii) to deliver an account statement (the “Account Statement”) to the holder of Designated Restricted ADSs upon issuance of the Designated Restricted ADSs, in each case upon the terms set forth herein. Nothing contained in this Letter Agreement shall in any way obligate the Depositary, or give authority to the Depositary, to accept any Shares (other than the Designated Shares described herein) for deposit under the terms hereof.

2. Company Assistance. The Company agrees to (i) provide commercially reasonable assistance upon the request of and to the Depositary in the establishment of such procedures to enable the acceptance of the deposit solely by the Affiliate Holders of the Designated Shares in connection with the Offer, the issuance of Designated Restricted ADSs, the tender of the Designated Restricted ADSs in the Offer, the transfer of Designated Restricted ADSs, the withdrawal of the Designated Shares and the conversion of Designated Restricted ADSs into freely transferable ADSs, and (ii) take all commercially reasonable steps requested by the Depositary to ensure that the acceptance of the deposit of the Designated Shares, the issuance

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of the Designated Restricted ADSs, the transfer of the Designated Restricted ADSs, the conversion of Designated Restricted ADSs into freely transferable ADSs, and the withdrawal of Designated Shares, in each case upon the terms and conditions set forth herein, do not prejudice any substantial existing rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws.

In furtherance of the foregoing, the Company shall cause its Korean counsel to deliver an opinion to the Depositary stating, inter alia, that (i) the Company has duly authorized and executed the Letter Agreement, (ii) the Letter Agreement constitutes a legal, valid and binding obligation of the Company under Korean law enforceable against the Company upon its terms, (iii) all approvals required by Korean law to permit the deposit of Designated Shares, upon the terms and for the purpose described in the Letter Agreement, have been obtained and are in effect, and (iv) the deposit of the Designated Shares by the Affiliate Holders, the issuance by the Depositary of the Designated Restricted ADSs to the Affiliate Holders, the tender of the Designated Restricted ADSs in the Offer, the remittance by Citibank, in its capacity as tender agent for the Offer, of the Offer Price to the applicable Affiliate Holders, the transfer of the Designated Restricted ADSs to the Offeror pursuant to the terms of the Offer, and the cancellation of the Designated Restricted ADSs acquired by the Offeror and the delivery of the corresponding Designated Shares to the Offeror do not, and will, not contravene, or conflict, with any Korean law of general application.

3. Limitations on Issuance of Restricted ADSs. In connection with the Offer, the Company hereby instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in this Letter Agreement, to issue and deliver Designated Restricted ADSs only (x) in the case of an initial issuance upon receipt of (i) a deposit of the Designated Shares by an Affiliate Holder, (ii) the opinion of counsel identified in Section 2 hereof, (iii) payment of the applicable fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement upon the deposit of Shares and the issuance of ADSs (except to the extent waived by the Depositary in writing), (v) a duly executed Letter of Transmittal together with all documentation required to be delivered thereunder for a proper tender of ADSs including, if applicable, documentation evidencing an exemption from Korean income tax withholding, and (y) in the event of any corporate action of the Company which results in the issuance of Restricted ADSs to the holder(s) of the Designated Restricted ADSs.

The Depositary shall cause the Designated Restricted ADSs issued upon the deposit of Designated Shares to be separately identified on the books of the Depositary under CUSIP # 38012G191 and the Designated Shares to be held, to the extent practicable, separate and distinct by the Custodian from the other Deposited Securities held by the Custodian in respect of the ADSs issued under the Deposit Agreement that are not Restricted ADSs.

The Depositary is hereby authorized and directed to issue the Designated Restricted ADSs as Uncertificated ADSs registered in the books of the Depositary in the name of the Affiliate Holders or their designees for the benefit of the Affiliate Holders subject to the restrictions specified in paragraph 4 below.

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4. Stop Transfer Notation and Legend. The books of the Depositary shall identify the Designated Restricted ADSs as “restricted” and shall contain a “stop transfer” notation to that effect. The Account Statement to be sent by the Depositary to the Affiliate Holders upon the issuance of Designated Restricted ADSs shall contain the following legend:

THE RESTRICTED AMERICAN DEPOSITARY SHARES (“RESTRICTED ADSs”) CREDITED TO YOUR ACCOUNT AND THE UNDERLYING RESTRICTED SHARES (“RESTRICTED SHARES”) OF THE COMPANY ARE SUBJECT TO THE TERMS OF THE LETTER AGREEMENT, DATED AS OF MAY 22, 2009 (THE “RESTRICTED LETTER AGREEMENT”) AND THE DEPOSIT AGREEMENT, DATED AS OF JULY 5, 2006, AS AMENDED AND SUPPLEMENTED (AS SO AMENDED AND SUPPLEMENTED, THE “DEPOSIT AGREEMENT”). ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL, UNLESS OTHERWISE SPECIFICALLY DESIGNATED HEREIN, HAVE THE MEANING GIVEN TO SUCH TERMS IN THE RESTRICTED LETTER AGREEMENT, OR IF NOT DEFINED THEREIN, IN THE DEPOSIT AGREEMENT.

HOLDERS AND BENEFICIAL OWNERS OF THE RESTRICTED ADSs BY ACCEPTING AND HOLDING THE RESTRICTED ADSs, AND ANY INTEREST THEREIN, SHALL BE BOUND BY THE TERMS OF THE DEPOSIT AGREEMENT AND THE RESTRICTED LETTER AGREEMENT. AT THE TIME OF ISSUANCE OF THE RESTRICTED ADSs, THE SHARES REPRESENTED THEREBY HAD NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH SHARES AND ADSs HAD NOT BEEN REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) THE OFFER, (B) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN A TRANSACTION REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (C) AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. UNLESS A REGISTRATION STATEMENT IS EFFECTIVE WITH RESPECT TO THESE SECURITIES, AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES OTHER THAN A TENDER IN THE OFFER, EACH OF THE DEPOSITARY AND THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE DEPOSITARY AND THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

PRIOR TO THE SALE OF THE RESTRICTED ADSs, OTHER THAN A TENDER IN THE OFFER, AND ISSUANCE OF FREELY TRANSFERABLE ADSs, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A RESALE CERTIFICATION AND ISSUANCE INSTRUCTION IN THE FORM ATTACHED TO THE RESTRICTED LETTER AGREEMENT. PRIOR TO THE WITHDRAWAL OF THE RESTRICTED SHARES, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION IN THE FORM ATTACHED TO THE RESTRICTED LETTER AGREEMENT. THE TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE RESTRICTED LETTER AGREEMENT SHALL REMAIN

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APPLICABLE WITH RESPECT TO THE RESTRICTED ADSs AND THE RESTRICTED SHARES UNTIL SUCH TIME AS THE PROCEDURES SET FORTH IN THE RESTRICTED LETTER AGREEMENT FOR REMOVAL OF RESTRICTIONS ARE SATISFIED. NEITHER THE COMPANY NOR THE DEPOSITARY MAKES ANY REPRESENTATION AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE RESTRICTED SHARES OR THE RESTRICTED ADSs. A COPY OF THE DEPOSIT AGREEMENT AND OF THE LETTER AGREEMENTS MAY BE OBTAINED FROM THE DEPOSITARY OR THE COMPANY UPON REQUEST.

5. Limitations on Transfer of Designated Restricted ADSs. The Designated Restricted ADSs shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all applicable documentation otherwise contemplated by the Deposit Agreement, and (ii) such other documents as may reasonably be requested by the Depositary under the terms hereof (including, without limitation, opinions of U.S. counsel as to compliance with the terms of the legend set forth above in Section 4). Notwithstanding the foregoing, the Designated Restricted ADSs may be tendered in the Offer to the Offeror under cover of a duly completed and signed LT and may, upon completion of the Offer, be transferred to the Offeror upon the terms, and subject to the conditions, of the Offer, in each case without the need to comply with the restrictions set forth in this Section 5.

6. Limitations On Cancellation of Designated Restricted ADSs. The Company instructs the Depositary, and the Depositary agrees, not to release any Designated Shares or cancel any Designated Restricted ADSs for the purpose of withdrawing the underlying Designated Shares unless (x) the conditions applicable to the withdrawal of Shares from the depositary receipts facility created pursuant to the terms of the Deposit Agreement have been satisfied (except for any conditions relating to the Shares not being Restricted Securities), and (y) the Depositary shall have received from the person requesting the withdrawal of the Designated Shares a duly completed and signed Withdrawal Certification substantially in the form attached hereto as Exhibit C (such certification, a “Withdrawal Certification”). Notwithstanding the foregoing, the Designated Restricted ADSs acquired by the Offeror pursuant to the terms of the Offer may be cancelled upon the terms of the Deposit Agreement without the need to comply with the limitations set forth in this Section 6.

7. Fungibility. Except as contemplated herein and except as required by applicable law, the Designated Restricted ADSs evidenced thereby shall, to the maximum extent permitted by law and to the maximum extent practicable, be treated as ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADSs. Nothing contained herein shall obligate the Depositary to treat Holders of Designated Restricted ADSs on terms more favorable than those accorded to Holders of ADSs under the Deposit Agreement.

8. Limitations On Exchange of Designated Restricted ADSs for ADSs. The Company instructs the Depositary, and the Depositary agrees, to cancel the Designated Restricted ADSs and to issue and deliver freely transferable ADSs in respect thereof upon receipt of (i) a duly completed and signed Resale Certification and Issuance Instruction, substantially in the form attached hereto as Exhibit D (the “Resale Certification and Issuance Instruction”), (ii) an opinion of U.S. counsel to the Company stating that transaction pursuant to which the Designated Restricted ADSs are being sold is exempt from regulations under the Securities Act,

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(iii) payment of the issuance for taxes and expenses otherwise payable under the terms of the Deposit Agreement and this Letter Agreement, and (iv) any other documents as may reasonably be requested by the Depositary under the terms of the Deposit Agreement and this Letter Agreement.

9. Removal of Restrictions. The Depositary shall remove all stop transfer notations from its records in respect of Designated Restricted ADSs and shall treat such Designated Restricted ADSs on the same terms as the ADSs outstanding under the terms of the Deposit Agreement that are not Designated Restricted ADSs upon receipt of (x) written instructions from the Company to do so, and (y) an opinion of U.S. counsel to the Company stating, inter alia, that the Designated Restricted ADSs and the Designated Shares may be freely transferred under U.S. securities laws. Upon receipt of such instructions and opinion of counsel, the Depositary shall take all actions necessary to remove any distinctions previously existing between the applicable Restricted ADSs and the ADSs that are not Restricted ADSs, including, without limitation, by (a) removing the stop transfer notations on its records in respect of the applicable ADSs previously identified as Designated Restricted ADSs, and (b) making the formerly Designated Restricted ADSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement system.

10. Representations and Warranties. The Company hereby represents and warrants that (a) the Designated Shares being deposited by the Affiliate Holders for the purpose of the issuance of Restricted ADSs are validly issued, fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares, (b) the Designated Shares are of the same class as, and rank pari passu with, the other Shares on deposit under the Deposit Agreement, and (c) to the Company’s knowledge, none of the terms of the Letter Agreement and none of the transactions contemplated in the Letter Agreement violate any court judgment or order made against the Company or any material contract to which it is a party. Such representations and warranties shall survive the deposit of the Designated Shares and the issuance of Designated Restricted ADSs.

11. Indemnity. Each of the Company and the Depositary acknowledges and agrees that the indemnification and other provisions of Section 5.8 of the Deposit Agreement shall apply to the acceptance of Designated Shares for deposit, the issuance of Designated Restricted ADSs, the transfer of the Designated Restricted ADSs, the addition/removal of the transfer and other restrictions set forth herein with respect to ADSs/Restricted ADSs, and the withdrawal of Designated Shares, in each case upon the terms set forth herein, as well as to any other acts performed or omitted by the Depositary as contemplated by this Letter Agreement.

This Letter Agreement shall be interpreted and all the rights and obligations hereunder shall be governed by the laws of the State of New York as applicable to contracts to be wholly performed within the State of New York. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of such counterparts shall constitute the same agreement.

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The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

Gmarket Inc.

By:	/s/ Young Bae Ku
Name: Young Bae Ku
Title: Chief Executive Officer

CITIBANK, N.A.
as Depositary

By:	/s/ Keith G. Galfo
Name: Keith G. Galfo
Title: Vice President

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EXHIBITS

A	Offer to Purchase and Letter of Transmittal
B	Affiliate Holders and Designated Shares
C	Withdrawal Certification
D	Resale Certification and Instruction Letter

EXHIBIT A

to

Letter Agreement, dated as of May 22, 2009

(the “Letter Agreement”), by and between

Gmarket Inc.

and

Citibank, N.A.

Offer to Purchase and Letter of Transmittal

Previously Filed

Exh. A-1

EXHIBIT B

to

Letter Agreement, dated as of May 22, 2009

(the “Letter Agreement”), by and between

Gmarket Inc.

and

Citibank, N.A.

Affiliate Holders and Designated Restricted Shares

Available upon request of the SEC.

Exh. B-1

EXHIBIT C

to

Letter Agreement, dated as of May 22, 2009

(the “Letter Agreement”), by and between

Gmarket Inc.

and

Citibank, N.A.

WITHDRAWAL CERTIFICATION

                    ,

Citibank, N.A.,

    as Depositary

ADR Department

111 Wall Street

New York, New York 10043

Gmarket Inc. (Cusip # 38012G191)

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of July 5, 2006, (the “Deposit Agreement”), by and among Gmarket Inc. (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Letter Agreement, dated as of May 22, 2009 (the “Restricted Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Restricted Letter Agreement.

1. This Withdrawal Certification is being furnished in connection with the withdrawal of Restricted Shares upon surrender of Restricted ADSs to the Depositary.

2. We acknowledge, or, if we are acting for the account of another person, such person has confirmed to us that it acknowledges, that the Restricted ADSs and the Restricted Shares represented thereby have not been registered under the Securities Act.

3. We certify that either (check one):

(a) ______ we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Restricted ADSs or the Restricted Shares represented thereby to persons located outside the United States (as defined in Regulation S

Exh. C-1

under the Securities Act) in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act provided that in connection with such transfer, we have delivered or will deliver an opinion of U.S. counsel reasonably satisfactory to the Depositary and the Company to the effect that the transfer is exempt from the registration requirements of the Securities Act, or

(b) ______ we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Restricted ADSs or the Restricted Shares represented thereby in a transaction exempt from registration pursuant to Rule 144 under the Securities Act, provided that in connection with such transfer, we have delivered or will deliver an opinion of U.S. counsel reasonably satisfactory to the Depositary and the Company to the effect that the transfer is exempt from the registration requirements of the Securities Act, or

(c) ______ we will be the beneficial owner of the Restricted Shares upon withdrawal, and, accordingly, we agree that (x) we will not offer, sell, pledge or otherwise transfer the Restricted Shares except (A) in a transaction exempt from registration pursuant to Rule 144 under the Securities Act, if available, (B) in an offshore transaction (as defined in Regulation S under the Securities Act) to persons other than U.S. Persons (as defined in Regulation S under the Securities Act) in accordance with Rule 904 of Regulation S under the Securities Act or (C) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and (y) we will not deposit or cause to be deposited such Restricted Shares into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Depositary), so long as such Restricted Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

The undersigned hereby instructs the Depositary to cancel the Restricted ADSs specified below, to deliver the Shares represented thereby as specified below and, if applicable, to issue to the undersigned a statement identifying the number of Restricted ADSs held by the undersigned and not cancelled pursuant to these instructions. The undersigned appoints the Depositary and any of its authorized representatives as its attorney to take the actions contemplated above on behalf of the undersigned.

Name of Owner:

Social Security Number or Taxpayer Identification Number of Owner:

Account Number of Owner:

Number of Restricted ADSs to be cancelled:

Exh. C-2

Delivery Information for delivery
of Shares Represented by
Restricted ADSs to be cancelled:

Signature of Owner:
(Identify Title if Acting in Representative Capacity)

Very truly yours,

By:
Name:
Title:
Date:

SIGNATURE GUARANTEE

Name of Firm Issuing Guarantee:

Authorized Signature of Officer:

Title of Officer Signing This Guarantee:

Address:

Area Code and Telephone Number:

Dated:

Exh. C-3

EXHIBIT D

to

Letter Agreement, dated as of May 22, 2009

(the “Letter Agreement”), by and between

Gmarket Inc.

and

Citibank, N.A.

RESALE CERTIFICATION AND INSTRUCTION LETTER

Citibank, N.A., as Depositary

111 Wall Street, 15th Floor/Zone 8

New York, New York 10043

Attn.: Broker Services

Gmarket Inc. (Cusip No.: 38012G191)

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of July 5, 2006, the “Deposit Agreement”), by and among Gmarket Inc., a company organized and existing under the laws of the Republic of Korea (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders from time to time of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Restricted Letter Agreement, dated as of May 22, 2009 (the “Restricted Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Restricted Letter Agreement.

This Resale Certification is being provided in connection with our request to the Depositary to transfer the Restricted ADSs specified below (CUSIP No.: 38012G191) registered in the name of the undersigned or the undersigned’s designee in the form of freely transferable ADSs in connection with our sale of such ADSs in a transaction exempt from registration under the Securities Act or covered by a Registration Statement (the “Sale”).

The undersigned certifies that (please check appropriate box below):

* ☐ Sale Pursuant to Resale Registration Statement: (x) the Sale pursuant to which its Restricted ADSs are being sold is covered by a registration statement under the Securities Act that has been declared effective by the Commission and is currently in effect, (y)

*	The Company may have delivered the requisite opinion of counsel to cover this transaction to the Depositary.

Exh. D-1

the ADSs to be delivered upon such sale are not “Restricted Securities” and (z) the undersigned has satisfied all applicable prospectus delivery requirements under the Securities Act.

OR

** ☐ Sale Exempt from Registration (Post Six Months Sales only): the Restricted ADSs to be transferred and the Restricted Shares represented thereby are not (x) held by an affiliate of the Company or a person who has been an affiliate of the Company during the preceding three months, (y) at least six months has elapsed since the Restricted Shares represented by such Restricted ADSs were acquired from the Company or an affiliate of the Company, and (z) the Company is, and has been for a period of at least 90 days immediately prior to the sale, subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all required reports under Sections 13 and 15(d) of the Exchange Act (as applicable) during the 12 months preceding the sale (other than Form 8-K reports),

OR

** ☐ Sale Exempt from Registration (Post One Year Sales only): the Restricted ADSs to be transferred and the Restricted Shares represented thereby are not (x) held by an affiliate of the Company or a person who has been an affiliate of the Company during the preceding three months, and (y) at least one year has elapsed since the Restricted Shares represented by such Restricted ADSs were acquired from the Company or an affiliate of the Company,

OR

** ☐ Sale Exempt from Registration (Sales other than Post Six Months Sales or Post One Year Sales): the Restricted ADSs to be transferred and the Restricted Shares represented thereby are being transferred in a transaction exempt from registration under the Securities Act and the ADSs to be delivered upon transfer are not “Restricted Securities”.

The undersigned hereby requests that the Depositary: debit from the undersigned’s account specified below, for the issuance of unrestricted ADSs, the following number of Restricted ADSs:

Restricted ADSs (CUSIP No.: 38012G191 ), and

(ii) following the debit of the Restricted ADSs as contemplated in (i) above, issue and deliver “free” the following number of ADSs:

**	The delivery of the requisite opinion of counsel to cover this transaction is the responsibility of the selling Restricted ADS holder.

Exh. D-2

(CUSIP No.:                 )

to the person(s) identified below:

1.	If ADSs are to be issued and delivered by means of book-entry transfer to the DTC account of the undersigned:

Name of DTC Participant acting for

undersigned:

DTC Participant Account No.:

Account No. for undersigned at

DTC Participant (f/b/o information):

Onward Delivery Instructions of

undersigned:

Contact person at DTC Participant:

Daytime telephone number of

contact person at DTC Participant:

2.	If ADSs are to be issued delivered in the form of Uncertificated ADSs or in the form of an ADR:

Name of Purchaser:

Street Address:

City, State, and Country:

Nationality:

Social Security or Tax

Identification Number:

The undersigned hereby instructs the Depositary to cancel the Restricted ADSs to be transferred to the purchaser pursuant to the Sale and, if applicable, to issue to the undersigned a statement identifying the number of Restricted ADSs held by the undersigned and not transferred pursuant to the Sale. The undersigned irrevocably appoints the Depositary and any of its authorized representatives as its attorney to take the actions contemplated above on behalf of the undersigned.

Name of Owner:

Social Security Number or Taxpayer Identification Number of Owner:

Exh. D-3

Account Number of Owner:

Signature of Owner:
(Identify Title if Acting in Representative Capacity)

SIGNATURE GUARANTEE

Name of Firm Issuing Guarantee:

Authorized Signature of Officer:

Title of Officer Signing This Guarantee:

Address:

Area Code and Telephone Number:

Dated:

Exh. D-4